UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________________________________________________________________________________
FORM 8-K
 ______________________________________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2016

Commission File No. 001-34061
________________________________________________________________________________________________
HSN, INC.
(Exact name of registrant as specified in its charter)
________________________________________________________________________________________________

Delaware	26-2590893
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1 HSN Drive, St. Petersburg, Florida	33729
(Address of principal executive offices)	(Zip Code)
(727) 872-1000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

(a)HSN, Inc., a Delaware corporation (the “Company”), held its annual meeting of shareholders on May 18, 2016.

(b)The matters on which the shareholders voted, in person or by proxy, were (i) to elect nine directors to serve until the Company’s next annual meeting of shareholders or until their successors are duly elected and qualified and (ii) to ratify the appointment of Ernst & Young LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending December 31, 2016. The results of the voting are as follows:

Proposal 1 - Election of Directors:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes

William Costello	48,488,618	592,144	1,660,315
James M. Follo	48,526,812	553,950	1,660,315
Mindy Grossman	48,527,563	553,199	1,660,315
Stephanie Kugelman	48,525,235	555,527	1,660,315
Arthur C. Martinez	48,526,532	554,230	1,660,315
Thomas J. McInerney	47,171,122	1,909,640	1,660,315
Matthew E. Rubel	48,345,405	735,357	1,660,315
Ann Sarnoff	48,525,474	555,288	1,660,315
Courtnee C. Ulrich	48,485,970	594,792	1,660,315

Each of the director nominees was elected to hold office for a one-year term ending on the next succeeding annual meeting of shareholders.

Proposal 2 - Ratify the appointment of Ernst & Young LLP as our independent registered certified public accounting firm for the fiscal year ending December 31, 2016:

Votes For	Votes Against	Votes Abstaining
50,511,124	223,386	6,567

The shareholders approved Proposal 2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HSN, INC.
Dated: May 19, 2016
	By:	/s/ Judy A. Schmeling
Judy A. Schmeling
Chief Operating Officer and Chief Financial Officer